EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100561 on Form S-8 of our report dated 20 September 2006, appearing in this Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended 30 June 2006.



/S/ DELOITTE & TOUCHE LLP
Newcastle upon Tyne, United Kingdom

28 September 2006